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Exhibit 23.2





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our reports dated December 15, 1999, accompanying the 1999 consolidated financial statements included in the Annual Report of RCM Technologies, Inc. on Form 10-K for the fiscal year ended October 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of RCM Technologies, Inc. on Form S-8, regarding the Nonqualified Deferred Compensation Plan, to be filed on or about December 21, 2000.



GRANT THORNTON LLP
Philadelphia, Pennsylvania
December 19, 2000


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